UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

IRS PARTNERS NO. 19, L.P.
THE LEONETTI/O’CONNELL FAMILY FOUNDATION
M2O, INC.
THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST
MICHAEL F. O’CONNELL
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
ROGER H. BALLOU

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Asset Management, LLC (“Legion Partners”), together with IRS Partners No. 19, L.P. and certain other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2013 annual meeting of stockholders (the “Annual Meeting”) of RCM Technologies, Inc.  The participants have made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its two director nominees.

On November 25, 2013, Legion Partners issued the following press release:

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS RCMT STOCKHOLDERS VOTE THE GOLD PROXY CARD

Leading Proxy Advisory Firm Affirms the Need for Change

Cites Board’s Long-Standing Lack of Responsiveness to Shareholder Concerns

Los Angeles – November 25, 2013 – Legion Partners Asset Management, LLC (“Legion Partners”), together with IRS Partners No. 19, L.P. and certain other stockholders (collectively, the “Stockholder Group”) of RCM Technologies, Inc. (NASDAQ: RCMT) (“RCM”), announced today that Institutional Shareholder Services (“ISS”), a leading independent proxy voting advisory firm, has recommended that stockholders of RCM vote on the Stockholder Group’s GOLD proxy card to support the election of director nominee Roger H. Ballou. The Stockholder Group urges stockholders to vote the GOLD proxy card to support the election of its two highly qualified nominees - Roger H. Ballou and Bradley S. Vizi - to the RCM Board of Directors (the “Board”) at the 2013 Annual Meeting of Stockholders scheduled for December 5, 2013 (the “2013 Annual Meeting”).

According to ISS, the Stockholder Group “has made a case for change at the board level based on poor relative shareholder returns, weak operating performance, and a history of poor governance practices.”

The current Board and management team of RCM have overseen a decline in sales from $214.2 million in 2007 to $161.9 million in the last twelve-month period ending September 28, 2013, a drop of approximately 24%. Over the same period, EBITDA (operating earnings excluding depreciation and amortization) has declined from $11.6 million to $7.9 million, a drop of approximately 32%.

After hearing the Stockholder Group’s case for change and conducting its own detailed analysis of both sides’ positions in the election contest, ISS concluded that RCM’s “operating performance had been steadily deteriorating since 2007. The recent top line improvement, moreover, did not drive a similar improvement in profits. Further, if the recent increase in revenue is being driven from one large deal in the engineering segment, it is difficult to call this a revenue ‘trend.’”

ISS continued: “Despite some recent enhancements to RCM’s corporate governance, the reactionary nature of these changes, the continued presence of poor practices, such as the 80% requirement to call a special meeting, and the board’s long-standing lack of responsiveness to shareholder concerns, as expressed in increasingly high withhold votes for more than half a decade, all auger for some change at the board level.”

Additionally, ISS recommended that stockholders vote AGAINST the Company’s advisory vote on executive compensation and FOR the Stockholder Group’s proposal to require an independent Board chair, citing the fact that “the board has not demonstrated strong independent oversight of management, as manifested in the persistent executive compensation concerns. These concerns suggest that the level of independent board oversight of management, particularly that of the CEO, is not sufficient. Shareholders may benefit from a board led by an independent chair that can provide better oversight of management.”

Legion Partners’ Bradley Vizi said, “We welcome ISS’ independent analysis and conclusion that the interests of all stockholders are better served by voting the GOLD proxy card. After years of abuse that included pay packages grossly out of scale with the Company’s performance and the long-term return to stockholders, we value ISS’ support for much needed change. Stockholders deserve a proactive Board that works in the interest of ALL RCM stockholders.”

Glass Lewis, another leading proxy advisory firm, also noted the following:

“We do have some concerns though as to whether the recent governance initiatives go far enough to be considered as true reforms. First, we note that the board declassification is being phased in over a three-year period. In our view, shareholders would have been better served with an immediate declassification of the entire board, which in turn would have allowed shareholders to hold all of the Company’s directors accountable beginning this year.”

“Further, we are concerned that the Company’s recently-adopted majority vote standard for uncontested director elections does not take such standard far enough and, when examined more closely, lacks the substance that shareholders deserve. The most troubling aspect of the Company’s majority voting policy is the fact that any nominee who receives “withhold” votes from a majority of votes cast for his/her election will be required to submit a letter of resignation to the board, and therefore the board retains the ultimate authority to allow the director to continue to serve on the board.”

The Stockholder Group urges its fellow stockholders to support ISS’ calls for change on the RCM Board by voting the GOLD proxy card today.

VOTE FOR CHANGE AT RCM -- PLEASE SIGN, DATE AND MAIL THE GOLD PROXY CARD TODAY

If you have any questions, require assistance with submitting your GOLD proxy card or need additional copies of the proxy materials, please contact:

OKAPI PARTNERS LLC 437 Madison Avenue, 28th Floor New York, NY 10022 (212) 297-0720 Call Toll-Free at: (877) 566-1922 E-mail: info@okapipartners.com

Contact:
Clifford A. Miller
(818) 973-4297

Source:
Legion Partners Asset Management, LLC